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Exhibit 99.1

Genzyme Contacts:	Dyax Contact:
Bo Piela (media) (617) 768-6579	Ivana Magovcevic (617) 250-5759
Kristen Galfetti (investors) (617) 768-6563	Sondra Henrichon (617)250-5839

Dyax and Genzyme Announce Phase II Trial of DX-88 for Treatment of Hereditary Angioedema Meets Primary Endpoint

CAMBRIDGE, Mass., June 14, 2004—Dyax Corp. (Nasdaq:DYAX) and Genzyme Corporation (Nasdaq:GENZ) today announced positive initial results from their Phase II, double-blind placebo-controlled clinical trial of DX-88 for the treatment of hereditary angioedema (HAE), a debilitating acute inflammatory condition for which there is no approved treatment in the United States. The trial, referred to as EDEMA1 (Evaluating DX-88's Effects on Mitigating Angioedema), was designed to assess the efficacy and safety of DX-88 in the treatment of all forms of acute attacks of HAE, including peripheral, abdominal and laryngeal attacks.

The trial met its primary endpoint, significant improvement in the symptoms of acute attacks of HAE within four hours of treatment, and demonstrated a statistically significant effect of the drug. The safety profile of DX-88 in the trial was similar to placebo. DX-88, a specific and potent kallikrein inhibitor discovered at Dyax, is being developed for the treatment of HAE in a joint venture between Dyax Corp. and Genzyme Corporation.

"We are extremely pleased with these positive results," stated Henry E. Blair, Chairman, President and CEO of Dyax Corp. "The data provides validation of the positive effect of DX-88 in HAE patients. To recognize the promise that DX-88 holds for improving the quality of life of HAE patients is a tremendous feeling. The EDEMA1 results represent a major accomplishment for this program and for Dyax, and are a testament to the power of using targeted small proteins as novel therapeutics."

Dr. Anthony Williams, Senior Vice President of Medical Affairs and Clinical Operations for Dyax added, "We are now continuing patient treatment in our open label repeat dosing EDEMA2 trial, and are also expanding the number of trial sites. To date in human studies involving DX-88, over 140 doses have been administered in over 105 patients. With positive safety and efficacy data in hand, we remain hopeful that the EDEMA1 results, in conjunction with cumulative data from EDEMA2, may be adequate for potential regulatory filings with both the FDA and EMEA. We look forward to further discussions with the agencies to determine remaining requirements to permit those filings."

Richard A. Moscicki, Senior Vice President and Chief Medical Officer for Genzyme, said: "Patients suffering with HAE are desperate for a treatment, and our goal is to make one available to them as quickly as possible. The results from this study are highly encouraging and provide tremendous momentum to this program."

The results released today are topline, and further details regarding results of this trial will be released at the time of presentation of the complete study results at an appropriate scientific meeting and/or publication in a peer reviewed journal.

Hereditary Angioedema (HAE)

DX-88 has orphan drug designation in the United States and Europe for the treatment of HAE, a rare hereditary condition characterized by episodes of acute swelling and inflammation that can peripherally affect the extremities (hands, feet, face), the abdominal tract, the genitalia, and in life-threatening cases, the larynx. The prevalence of hereditary angioedema is believed to be between 1/10,000 and 1/50,000 people worldwide. The condition is caused by a genetic deficiency of C1 esterase inhibitor (C1-INH), a naturally occurring molecule that inhibits kallikrein and other serine proteases in the blood.

        Abdominal obstruction caused by HAE is often associated with bouts of severe pain, nausea, and vomiting caused by swelling in the intestinal wall. Peripheral attacks are the most physically disfiguring, yet all types of HAE attacks are debilitating. On average, patients have 12 HAE attacks per year which, left untreated, endure for two to five days. The inconsistent nature of HAE attacks contributes to the patients' sense of uncertainty and the fear of having a laryngeal attack that can rapidly close the airways.

Current Treatment of HAE

There is no marketed therapy for HAE in the United States, and adult HAE patients often manage the frequency of attacks with the use of anabolic steroids.

        In Europe, there is one marketed product for HAE in some countries. This product is plasma derived C1-Inhibitor, which replaces the missing or dysfunctional protein in HAE patients. The C1-Inh product, however, carries the potential risk of blood-borne viruses and is a non-specific inhibitor of kallikrein.

        Kallikrein may be the most relevant target in HAE, as it is the key enzyme in the inflammatory cascade, in which it liberates bradykinin, the intermediary of pain and swelling associated with HAE. DX-88 is a small protein that inhibits kallikrein in vitro with very high affinity (40 pM Ki) and unlike C1-Inh, does not inhibit any other serine proteases against which it was tested.

Dyax Disclaimer

This press release contains forward-looking statements, including statements regarding the potential use of DX-88 for HAE, the requirements and prospects for regulatory filings for DX-88 and the prospects for small proteins as novel therapeutics. Statements that are not historical facts are based on Dyax's current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the future use of DX-88 for HAE, the requirements and prospects for regulatory filings for DX-88 and the prospects for small proteins as novel therapeutics include the risks that: DX-88 may not show therapeutic effect or an acceptable safety profile in clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of its biopharmaceuticals; DX-88 may not gain market acceptance; Dyax may not be able to obtain and maintain intellectual property protection for DX-88; others may develop technologies or products superior to DX-88 or other small proteins; and other risk factors described or referred to in Dyax's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Dyax and the Dyax logo are the registered trademarks of Dyax Corp.

EDEMA1 and EDEMA2 are trademarks of Dyax Corp.

Genzyme Disclaimer

This press release contains forward-looking statements, including without limitation statements about: the potential use of DX-88 for HAE; the potential approval of DX-88; plans to continue the clinical development program; and the sufficiency of clinical trial results for obtaining regulatory approval. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the timing of discussions with the FDA and the EMEA regarding clinical studies and approval of DX-88; the timing and content of decisions by the FDA and the EMEA related to clinical trials and approval of DX-88; the actual efficacy and safety of DX-88 for HAE; the actual timing and results of clinical trials; further analysis of clinical trial data; and the risks and uncertainties described in reports filed by Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information under the heading "Factors Affecting Future Operating Results" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Genzyme Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Genzyme cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme undertakes no obligation to update or revise these statements.

        Genzyme® is a registered trademark of Genzyme Corp. All rights reserved.

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  Exhibit 99.1